EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 2, 2002 included in this Form 11-K into Georgia Gulf Corporation's previously filed Registration Statement on Form S-8, File No. 333-65332 covering the Aberdeen Hourly Savings and Investment Plan.

Atlanta, Georgia
May 10, 2002